Exhibit 10.2

AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS AMENDMENT TO AGREEMENT for Purchase and Sale dated as of January 11, 2007 (the “Amendment”), is between WILLIAM BARTFIELD and DAVID BATES (collectively, "Seller") and TIX CORPORATION ("Buyer"), collectively known as the “Parties”.

RECITALS

A.	The Parties entered into the Agreement of Purchase and Sale dated as of November 30, 2006 for the purchase of STAND-BY GOLF (the “Agreement”).
B.	The Parties wish to amend certain provisions of the Agreement.
C.	All provisions not amended herein shall remain unchanged.
D.	All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

TERMS AND CONDITIONS

A. Section 1.2(b) of the Agreement shall be restated as follows:

“1.2 Purchase Price.

(b) Earnout: Provided Seller does not resign or cease performing his continuing obligations as set forth herein, during the three years following the closing of this Agreement, beginning January 1, 2007 and ending December 31, 2009 and based upon the net revenues [net revenues shall be determined by subtracting deemed operational expenses from the gross revenue from the golf reservation business of Buyer] as follows.

Year 1-January 1, 2007-December 31, 2007: for each additional dollar of net revenues, Buyer shall issue two dollars worth of unregistered common stock of Buyer to Seller. Such stock shall be valued at the average closing BID price for ten (10) days prior to December 31, 2007, but in no event shall the stock price be less than $2.00 per share. The first $25,000 net revenue increase during Year 1 only, shall be payable to Seller in cash equal to $50,000 paid by Buyer. During Year 1, the yearly operational expenses are deemed to be One Hundred Thousand ($100,000.00) Dollars.
For example, for Year 1, if the net revenue from the Stand-By Golf business, after deducting payments to golf courses and deducting operational expenses of $100,000.00, is Three Hundred Thousand ($300,000.00) Dollars, the Seller shall be issued common stock with a valuation of $550,000.00 and cash of $50,000.

Year 2-January 1, 2008-December 31, 2008: for each additional dollar of net revenues, Buyer shall issue two dollars worth of unregistered common stock of Buyer to Seller. Such stock shall be valued at the average closing BID price for ten (10) days prior to December 31, 2008 the two-year anniversary date of this Agreement., but in no event shall the stock price be less than $2.00 per share. During Year 2 the yearly operational expenses are deemed to be One Hundred Fifteen Thousand ($115,000.00) Dollars.

Year 3-January 1, 2009-December 31, 2009: for each additional dollar of net revenues, Buyer shall issue two dollars worth of unregistered common stock of Buyer to Seller. Such stock shall be valued at the average closing BID price for ten (10) days prior to December 31, 2009, but in no event shall the stock price be less than $2.00 per share. During Year 3 the yearly operational expenses are deemed to be One Hundred Thirty Thousand ($130,000.00) Dollars.

For example, if net revenue in Year 1 was $200,000, and net revenue in Year 2 is Four Hundred Thousand ($400,000.00) Dollars, Seller shall receive common stock with a valuation of $400,000.00 (two times the increase from the prior year).

Each of Bartfield and Bates is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933 (“Securities Act”), and each is acquiring the shares for his own account and not with a view to the resale or distribution of any or all of such securities in violation of the Securities Act, or any applicable state securities laws. Each of Bartfiled and Bates acknowledge that the stock will not be registered under the Securities Act or any state securities laws. Any issuance of stock to Seller made pursuant to this Agreement shall be payable to 50% to William Bartfield and 50% to David Bates.”

B. All other provisions of the Agreement shall remain unchanged.

SELLER	BUYER

/s/ William Bartfield
WILLIAM BARTFIELD	TIX CORPORATION
By: MITCH FRANCIS
Its: President

/s/ David Bates
DAVID BATES